Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

PHILLIPS 66

(hereinafter called the “Corporation”)

(amended and restated on December 9, 2022)

ARTICLE I

Offices

Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware or at such place within the State of Delaware as the Board of Directors may from time to time determine.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Corporation may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 1. Place and Time of Meetings. Meetings of the stockholders for the election of directors or for any other proper purpose shall be held at such time and place, if any, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. Subject to applicable law, the Board of Directors may elect to postpone, reschedule or cancel any previously scheduled meeting of stockholders.

Section 2. Annual Meetings. The annual meetings of stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the annual meeting of stockholders. Notice of an annual meeting stating the place, if any, date and hour of the meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting.

Section 3. Special Meetings. Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (including any certificates of designation with respect to any Preferred Stock, the “Certificate of Incorporation”), special meetings of stockholders, for any purpose or purposes, may only be called by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof or by the Chairman, if there be one, and any power of stockholders to call a special meeting is specifically denied. Notice of a special meeting stating the place, if any, date and hour of the meeting, the purpose or purposes for which the meeting is called and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Only such business shall be conducted at a special meeting as shall be specified in the Corporation’s notice of meeting (or any supplement thereto).

Section 4. Adjournments. Any meeting of the stockholders may be adjourned by the chairman of the meeting or by the stockholders or their proxies representing a majority of the voting power of the capital stock in attendance, from time to time, to reconvene at the same or some other place. At the adjourned meeting at which a quorum is present, the Corporation may transact any business which might have been transacted at the original meeting. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are: (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting at which the adjournment is taken, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication; or (iii) set forth in the Corporation’s notice of meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 5. Quorum. Unless otherwise required by law or the Certificate of Incorporation, the presence in person or by proxy of the holders of shares of capital stock entitled to cast a majority of the votes which could be cast at such meeting by the holders of all the outstanding shares of capital stock entitled to vote at such meeting shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the stockholders representing a majority of the voting power of the capital stock entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 4, until a quorum shall be present or represented.

Section 6. Voting. Unless otherwise provided by law, the Certificate of Incorporation or these By-Laws or any rule or regulation of any stock exchange or regulatory body applicable to the Corporation, any question brought before any meeting of stockholders, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority of the votes of shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the question, voting as a single class. Every reference in these By-Laws to a majority or other proportion of shares, or a majority or other proportion of the votes of shares, of capital stock shall refer to such majority or other proportion of the votes to which such shares of capital stock are entitled as provided in the Certificate of Incorporation. Votes of stockholders entitled to vote at a meeting of stockholders may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The election of directors shall be cast by written or electronic ballot in accordance with Section 211(e) of the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended from time to time, the “DGCL”). For other business, the Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer’s discretion, may require that any votes cast at such meeting on such business shall be cast by written ballot.

Section 7. No Action by Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of such holders and may not be effected by a consent in writing by such holders in lieu of such a meeting.

Section 8. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for ten (10) days ending on the day before the meeting date, as required by applicable law.

Section 9. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 8 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 10. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation at an annual meeting of stockholders, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors (or any duly authorized committee thereof), (c) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of stockholders entitled to vote at such annual meeting, (ii) who is entitled to vote at the meeting and (iii) who complies with the notice and other procedures set forth in this Section 10 or (d) solely with respect to compliant nominations at an annual meeting pursuant to a Proxy Access Notice of a qualifying Stockholder Nominee, by an Eligible Stockholder pursuant to, and in compliance with, Section 10A of this Article II (capitalized terms in this clause (d) are defined in Section 10A below). Compliance with the provisions of clause (c) or (d) of the preceding sentence of this Section 10 shall be the exclusive means for a stockholder to make nominations before an annual meeting of stockholders.

Without qualification or limitation, in addition to any other applicable requirements, for a nomination to be properly brought by a stockholder at an annual meeting pursuant to the paragraph above, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business (as defined below) on the ninetieth (90th) day nor earlier than the close of business on the one hundred and twentieth (120th) day prior to the first anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement (as defined below) of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment, postponement or recess of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (including such person’s written consent to being named in a proxy statement and form of proxy as a nominee and to serving as a director if elected), (ii) a written statement, not to exceed 500 words, in support of such person, (iii) the information required to be submitted by nominees pursuant to Article II, Section 14 of these By-Laws, including all fully completed and signed questionnaires, representations and agreements required by Article II, Section 14 of these By-Laws, and (iv) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and record address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned of record by such stockholder, beneficial owner, if any, and by any related person, and (iii) a representation that the stockholder (or a qualified representative of the stockholder) intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice; and (c) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each individual who is a director, executive officer, general partner or managing member of such entity or of any other entity that has or shares control of such entity (any such individual or entity, a “related person”): (i) the class or series and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder or beneficial owner and by any related person as of the date of the notice, (ii) a description (which description shall include, in addition to all other information, information identifying all parties thereto) of any agreement, arrangement or understanding (including, without limitation, any option, warrant, convertible security, stock appreciation right, contract of sale, or other derivative or similar agreement or profit interests, hedging or pledging transactions, voting rights, and/or borrowed or loaned shares or similar right) with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation, cash or otherwise (a “Derivative Instrument”), that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner, if any, or related person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation’s stock, or maintain, increase or decrease the voting power of the stockholder, beneficial owner, if any, or related person with respect to securities of the Corporation, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any such beneficial owner and any related person has a right to vote any shares of any security of the Corporation, (iv) any short interest in any security of the Corporation (for purposes of this Section 10 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (v) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any such beneficial owner and any related person that are separated or separable from the underlying shares of the Corporation, (vi) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any such beneficial owner and any related person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (vii) any performance-related fees (other than an asset-based fee) that such stockholder or any such beneficial owner and any related person is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household, (viii) a description of all agreements, arrangements or understandings between such stockholder, such beneficial owner, if any, and any related person and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (ix) any other information relating to such stockholder or any such beneficial owner and any related person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (x) a representation whether the stockholder or the beneficial owner, if any, and any related person intends or is part of a group that intends to engage in a solicitation with respect to the nomination and, if so, (A) whether or not such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, (B) the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation, (C) in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person will deliver a proxy statement and form of proxy through means satisfying each of the conditions that would be applicable to the Corporation under either Rule 14a-16(a) (Notice of Internet Availability of Proxy Materials) or Rule 14a-16(n) (Full Set Delivery) of the Exchange Act to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least sixty-seven percent (67%) of the voting power of outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, and (xi) a representation that immediately after soliciting the percentage of stockholders referred to in the representation required under clause (x) above, and no later than the tenth (10th) day before such meeting of stockholders, such stockholder or beneficial owner will provide the Corporation with reasonable evidence demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the Corporation’s outstanding capital stock, which evidence shall be deemed to be a part of the notice required under this Section 10. A stockholder providing notice of a proposed nomination for election to the Board shall update and supplement the information required to be provided in such notice pursuant to this Section 10, to the extent necessary, so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date for the meeting) and not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof). Notwithstanding the foregoing, if any information or communication submitted pursuant to this Section 10 is inaccurate or incomplete in any material respect (as determined by the Board of Directors (or any authorized committee thereof)) such information shall be deemed not to have been provided in accordance with this Section 10.

Notwithstanding anything in the preceding paragraph of this Section 10 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

No person shall be eligible for election as a director of the Corporation at an annual meeting of stockholders unless nominated in accordance with the procedures set forth in this Section 10 or in Section 10A, and only such persons who are nominated in accordance with the procedures set forth in this Section 10, Section 10A or Section 12 shall be eligible to serve as directors. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 10 or Section 10A and, if any proposed nomination is not in compliance with this Section 10 or Section 10A, the chairman of the meeting shall declare that such defective nomination shall be disregarded, notwithstanding that votes and proxies in respect of any such nomination have been received by the Corporation (which votes and proxies shall be disregarded). In furtherance and not by way of limitation of the foregoing provisions of this Section 10, unless otherwise required by law, or otherwise determined by the chairman of the meeting, if the stockholder does not provide the information required under this Section 10 to the Corporation within the time frames specified herein or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders to present a nomination, any such nomination shall be disregarded, notwithstanding that votes and proxies in respect of any such nomination may have been received by the Corporation (which votes and proxies shall be disregarded).

For purposes of this Section 10, Section 11 and Section 12, the “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day and “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder. To be considered a qualified representative of a stockholder for purposes of these By-Laws, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting (and in any event not fewer than five (5) business days before the meeting) stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

Notwithstanding the foregoing provisions of this Section 10 and Section 10A, a stockholder (and any beneficial owner on whose behalf a nomination is made, and if such stockholder or beneficial owner is an entity, any related person) shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 10 and Section 10A and any violation of the foregoing shall be deemed a failure to comply with this Section 10 and Section 10A; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations to be considered pursuant to clause (c) or (d) of the first paragraph of this Section 10. Nothing in this Section 10 or Section 10A shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these By-Laws.

Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors.

Section 10A. Inclusion of Stockholder Director Nominations in the Corporation’s Proxy Materials. Subject to the terms and conditions set forth in these By-Laws, the Corporation shall include in its proxy statement for any annual meeting of stockholders the name, together with the Required Information (as defined below), of qualifying persons nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder or group of stockholders that satisfy the requirements of this Section 10A of this Article II, including without limitation qualifying as an Eligible Stockholder (as defined in subsection (D) below), and that expressly elects at the time of providing the written notice required by this Section 10A of this Article II (a “Proxy Access Notice”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 10A of this Article II. For the purposes of this Section 10A of this Article II:

(1) “Constituent Holder” shall mean any stockholder, collective investment fund included within a Qualifying Fund (as defined in subsection (D) below) or beneficial holder whose stock ownership is counted for the purposes of qualifying as holding the Proxy Access Request Required Shares (as defined in subsection (D) below) or qualifying as an Eligible Stockholder (as defined in subsection (D) below);

(2) “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership; and

(3) a stockholder (including any Constituent Holder) shall be deemed to “own” only those outstanding shares of Voting Stock (as defined in Section 11 of Article III) as to which the stockholder (or such Constituent Holder) itself possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the stockholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such stockholder or Constituent Holder (or any of either’s affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder or Constituent Holder (or any of either’s affiliates) for any purposes or purchased by such stockholder or Constituent Holder (or any of either’s affiliates) pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or Constituent Holder (or any of either’s affiliates), whether any such instrument or agreement is to be settled with shares, cash or other consideration, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s or Constituent Holder’s (or either’s affiliates’) full right to vote or direct the voting of any such shares, and/or (ii)

hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or Constituent Holder (or either’s affiliates). A stockholder (including any Constituent Holder) shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder itself (or such Constituent Holder itself) retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. For purposes of this Section 10A of this Article II, a stockholder’s (including any Constituent Holder’s) ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares so long as such stockholder retains the power to recall such shares on no greater than five (5) business days’ notice or has delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement so long as such delegation is revocable at any time by the stockholder; provided, that in the case of loaned shares, such shares are recalled no later than the final date when a Proxy Access Notice pursuant to this Section 10A of this Article II may be timely delivered to the Secretary of the Corporation and such shares remain recalled (and otherwise “owned” as defined herein) through the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(A) For purposes of this Section 10A of this Article II, the “Required Information” that the Corporation will include in its proxy statement is (1) the information concerning the Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (2) if the Eligible Stockholder so elects, a Statement (as defined in subsection (F) below). The Corporation shall also include the name of the Stockholder Nominee in its proxy card. For the avoidance of doubt, and any other provision of these By-Laws notwithstanding, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statement(s) or other information relating to, any Eligible Stockholder and/or Stockholder Nominee, including any information provided to the Corporation with respect to the foregoing.

(B) To be timely, a stockholder’s Proxy Access Notice must be received by the Secretary of the Corporation at the principal executive offices of the Corporation within the time periods applicable to stockholder notices of nominations pursuant to Section 10 of this Article II. Neither an adjournment nor postponement of an annual meeting (or an announcement thereof) shall begin a new time period for delivering a Proxy Access Notice.

(C) The maximum number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 10A of this Article II but are either subsequently withdrawn or that the Board of Directors decides to nominate as Board of Directors’ nominees or otherwise appoint to the Board) appearing in the Corporation’s proxy materials pursuant to this Section 10A of this Article II with respect to an annual meeting of stockholders shall not exceed the greater of (x) two (2) and (y) the largest whole number that does not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 10A of this Article II (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by:

(1) the number of such director candidates for which the Corporation shall have received one or more stockholder notices nominating director candidates pursuant to Section 10 of this Article II of these By-Laws, but only to the extent the Permitted Number after such reduction with respect to this clause (1) equals or exceeds one (1);

(2) the number of directors in office for whom access to the Corporation’s proxy materials was previously provided (or requested) pursuant to this Section 10A of this Article II, other than (a) any such director referred to in this clause (2) whose term of office will expire at such annual meeting and who is not seeking (or agreeing) to be nominated at such meeting for another term of office and (b) any such director who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) years; and

(3) the number of directors in office or director candidates that in either case were elected or appointed to the Board of Directors or will be included in the Corporation’s proxy materials with respect to such annual meeting as an unopposed (by the Corporation) nominee, pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Stock, by such stockholder or group of stockholders, from the Corporation), other than (a) any such director referred to in this clause (3) whose term of office will expire at such annual meeting and who is not seeking (or agreeing) to be nominated at such meeting for another term of office and (b) any such director who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) years, but only to the extent the Permitted Number after such reduction with respect to this clause (3) equals or exceeds one (1);

provided, further, that in no circumstance shall the Permitted Number exceed the number of directors to be elected at the applicable annual meeting as noticed by the Corporation and in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting, the Permitted Number shall be calculated based on the number of directors in office as so reduced. An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy statement pursuant to this Section 10A of this Article II shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement and include such specified rank in its Proxy Access Notice. If the number of Stockholder Nominees pursuant to this Section 10A of this Article II for an annual meeting of stockholders exceeds the Permitted Number, then the highest ranking qualifying Stockholder Nominee from each Eligible Stockholder will be selected by the Corporation for inclusion in the proxy statement until the Permitted Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Eligible Stockholder’s Proxy Access Notice. If the Permitted Number is not reached after the highest ranking Stockholder Nominee from each Eligible Stockholder has been selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(D) An “Eligible Stockholder” is one or more stockholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the Corporation pursuant to this Section 10A of this Article II, and as of the record date for the determination of stockholders entitled to notice and to vote at the annual meeting, at least three percent (3%) of the aggregate voting power of the Voting Stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Corporation and the date of the applicable annual meeting, provided that the aggregate number of stockholders, and, if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty (20). Two or more collective investment funds that are part of the same family of funds by virtue of being under common management and investment control, under common management and sponsored primarily by the same employer or a “group of investment companies” (as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended) (a “Qualifying Fund”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this subsection (D), provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 10A of this Article II. No shares may be attributed to more than one group constituting an Eligible Stockholder under this Section 10A of this Article II (and, for the avoidance of doubt, no stockholder may be a member of more than one group constituting an Eligible Stockholder). A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this subsection (D), for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings. For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).

(E) No later than the final date when a Proxy Access Notice pursuant to this Section 10A of this Article II may be timely delivered to the Secretary of the Corporation, an Eligible Stockholder (including each Constituent Holder) must provide the information required by Section 10 of this Article II to the Secretary of the Corporation and also provide the following information in writing to the Secretary:

(1) with respect to each Constituent Holder, the name and address of, and number of shares of Voting Stock owned by, such person;

(2) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date the Proxy Access Notice is delivered to the Corporation, such person owns, and has owned continuously for the preceding three (3) years, the Proxy Access Request Required Shares, and such person’s agreement to provide:

(a) within ten (10) days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and

(b) immediate notice if the Eligible Stockholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of stockholders;

(3) a representation that such person:

(a) acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have any such intent;

(b) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 10A of this Article II;

(c) has not engaged and will not engage in, and has not been and will not be a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(1) under the Exchange Act with respect to the Corporation in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors;

(d) will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation; and

(e) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 10A of this Article II;

(4) in the case of a nomination by a group of stockholders that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(5) an undertaking that such person agrees to:

(a) assume all liability stemming from, and indemnify and hold harmless the Corporation and its affiliates and each of its and their directors, officers and employees individually against any liability, loss or damages in connection with, any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or its affiliates or any of its or their directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder (including such person) provided to the Corporation in connection with the nomination of the Stockholder Nominee(s) or its efforts to elect such person(s) to the Board;

(b) promptly provide to the Corporation such other information as the Corporation may reasonably request; and

(c) file with the Securities and Exchange Commission any solicitation by the Eligible Stockholder of stockholders of the Corporation relating to the annual meeting at which the Stockholder Nominee will be nominated.

In addition, no later than the final date when a Proxy Access Notice pursuant to this Section 10A of this Article II may be timely delivered to the Secretary of the Corporation, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary of the Corporation documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds included within the Qualifying Fund satisfy the definition thereof. In order to be considered timely, any information required by this Section 10A of this Article II to be provided to the Corporation must be further updated and supplemented (through receipt by the Secretary) if necessary so that the information shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and the Secretary must receive, at the principal executive offices of the Corporation, such update and supplement not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(F) The Eligible Stockholder may provide to the Secretary of the Corporation, at the time the information required by this Section 10A of this Article II is originally provided, a single written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed five-hundred (500) words, in support of the candidacy of each such Eligible Stockholder’s Stockholder Nominee(s) (the “Statement”). Notwithstanding anything to the contrary contained in this Section 10A of this Article II, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, directly or indirectly without factual foundation impugns the character, integrity or personal reputation of or makes charges concerning improper, illegal or immoral conduct or associations with respect to any person or would violate any applicable law or regulation.

(G) No later than the final date when a Proxy Access Notice pursuant to this Section 10A of this Article II may be timely delivered to the Secretary of the Corporation, each Stockholder Nominee must provide to the Secretary the information required by Section 10 of this Article II, a completed and executed questionnaire and representation and agreement as required by Section 14 of this Article II and also:

(1) provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Corporation reasonably promptly upon written request of a stockholder), that such Stockholder Nominee consents to being named in the Corporation’s proxy statement and form of proxy card (and will not agree to be named in any other person’s proxy statement or form of proxy card with respect to the Corporation) as a nominee and to serving as a director of the Corporation if elected and that such Stockholder Nominee will promptly provide to the Corporation such other information as the Corporation may reasonably request; and

(2) provide such additional information as necessary to permit the Board of Directors to determine if any of the matters referred to in subsection (I) below apply and to determine if such Stockholder Nominee has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s Corporate Governance Guidelines or is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.

In the event that any information or communications provided by the Eligible Stockholder (or any Constituent Holder) or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these By-Laws) available to the Corporation relating to any such defect.

(H) Any Stockholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 10A of this Article II or any other provision of these By-Laws, the Certificate of Incorporation or any applicable regulation any time before the annual meeting of stockholders, will not be eligible for election at the relevant annual meeting of stockholders.

(I) The Corporation shall not be required to include, pursuant to this Section 10A of this Article II, a Stockholder Nominee in its proxy materials for any annual meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of (or vote with respect to) a Stockholder Nominee (and may declare such nomination ineligible), notwithstanding that proxies in respect of such vote may have been received by the Corporation:

(1) who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, who is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), in each case as determined by the Board of Directors;

(2) whose service as a member of the Board of Directors would violate or cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is traded, or any applicable law, rule or regulation;

(3) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, or who is a subject of a pending criminal proceeding, has been convicted in a criminal proceeding within the past ten (10) years or is subject to an order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act;

(4) if the Eligible Stockholder (or any Constituent Holder) or applicable Stockholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 10A of this Article II or any agreement, representation or undertaking required by this Section 10A of this Article II; or

(5) if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting.

Section 11. Other Business at Annual Meetings. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of stockholders entitled to vote at such annual meeting, (ii) who is entitled to vote at the meeting and (iii) who complies with the notice procedures set forth in this Section 11. Compliance with the provisions of clause (c) of the preceding sentence of this Section 11 shall be the exclusive means for a stockholder to submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

Without qualification or limitation, in addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred and twentieth (120th) day prior to the first anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment, postponement or recess of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the other business is proposed (i) the name and record address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned of record by such stockholder, beneficial owner, if any, and by any related person, and (iii) a representation that such stockholder (or qualified representative) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (c) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the other business is proposed, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each related person (i) the class or series and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder or beneficial owner and by any related person as of the date of the notice, (ii) a description (which description shall include, in addition to all other information, information identifying all parties thereto) of any Derivative Instrument that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner, if any, or related person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation’s stock or maintain, increase or decrease the voting power of the stockholder, beneficial owner, if any, or related person with respect to securities of the Corporation, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any such beneficial owner and any related person has a right to vote any shares of any security of the Corporation, (iv) any short interest in any security of the Corporation (for purposes of this Section 11 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (v) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any such beneficial owner and any related person that are separated or separable from the underlying shares of the Corporation, (vi) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any such beneficial owner and any related person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (vii) any performance-related fees (other than an asset-based fee) that such stockholder or any such beneficial owner and any related person is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household, (viii) a description of all agreements, arrangements or understandings between such stockholder, beneficial owner, if any, and any related person and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder and beneficial owner in such business, (ix) any other information relating to such stockholder or any such beneficial owner and any related person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the proposal of business and (x) a representation as to whether the stockholder, beneficial owner, if any, related person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such proposal and, if so, whether or not such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and whether such person or group intends to deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Exchange Act Rule 14a-16(a) (Notice of Internet Availability of Proxy Materials) or Exchange Act Rule 14a-16(n) (Full Set Delivery), a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal. A stockholder providing notice of proposed business to the Board shall update and supplement the information required to be provided in such notice pursuant to this Section 11, to the extent necessary, so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date for the meeting) and not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof). Notwithstanding the foregoing, if any information or communication submitted pursuant to this Section 11 is inaccurate or incomplete in any material respect (as determined by the Board of Directors (or any authorized committee thereof)) such information shall be deemed not to have been provided in accordance with this Section 11.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 11; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 11 shall be deemed to preclude discussion by any stockholder of any such business. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was proposed in accordance with the procedures set forth in this Section 11 and, if any proposed business is not in compliance with this Section 11, shall declare that such defective proposal shall be disregarded, notwithstanding that votes and proxies in respect of any such business have been received by the Corporation (which votes and proxies shall be disregarded). In furtherance and not by way of limitation of the foregoing provisions of this Section 11, unless otherwise required by law, or otherwise determined by the chairman of the meeting, if the stockholder does not provide the information required under this Section 11 to the Corporation within the time frames specified herein or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders to bring such business before the meeting, such business shall not be transacted, notwithstanding that votes and proxies in respect of any such business may have been received by the Corporation (which votes and proxies shall be disregarded).

Notwithstanding the foregoing provisions of this Section 11, a stockholder (and any beneficial owner on whose behalf other business is proposed, and if such stockholder or beneficial owner is an entity, any related person) shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to proposals of other business to be considered pursuant to clause (c) of the first paragraph of this Section 11. Nothing in this Section 11 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these By-Laws.

Section 12. Nominations of Directors and Business at Special Meetings. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 12 and at the time of the special meeting, (ii) who is entitled to vote at the special meeting and (iii) who complies with the notice procedures set forth in this Section 12 as to such nomination. Compliance with the provisions of clause (b) of the preceding sentence of this Section 12 shall be the exclusive means for a stockholder to make nominations before a special meeting of stockholders.

In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice identified in the second paragraph of Section 10 of these By-Laws (including the fully completed and signed questionnaire and representation and agreement and other representations identified in Article II, Section 14 of these By-Laws) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment, postponement or recess of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

No person shall be eligible for election at a special meeting of stockholders as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 12, and only such persons who are nominated in accordance with the procedures set forth in Section 10, Section 10A or in this Section 12 shall be eligible to serve as directors. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chairman of the special meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in this Section 12 and, if any proposed nomination is not in compliance with this Section 12, shall declare that such defective nomination shall be disregarded, notwithstanding that votes and proxies in respect of any such nomination have been received by the Corporation (which votes and proxies shall be disregarded).

Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations to be considered pursuant to clause (b) of the second paragraph of this Section 12. Nothing in this Section 12 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these By-Laws.

Section 13. Required Vote for Directors.

(A) Majority Vote. Except in cases where, as of the tenth (10th) day preceding the date the Corporation files its definitive proxy statement with the Securities and Exchange Commission for a meeting of stockholders at which directors are to be elected, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present. In a Contested Election, the directors shall be elected by a plurality of the votes cast. For purposes of this By-Law, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast “for” or “against” that director’s election. Votes cast shall exclude abstentions and broker nonvotes with respect to that director’s election.

(B) Resignation. If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation offer to the Board of Directors pursuant to the agreement required by Section 14 of these By-Laws. The Nominating and Governance Committee (or equivalent committee for purposes of this Section 13(B)) shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation offer, or whether other action should be taken. The Board of Directors shall act on the tendered resignation offer taking into account the recommendation of the Nominating and Governance Committee and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation offer and the rationale behind the decision within ninety (90) days from the date of the certification of the election results. The Nominating and Governance Committee, in making its recommendation, and the Board of Directors, in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation offer shall not participate in the recommendation of the Nominating and Governance Committee or the decision of the Board of Directors with respect to his or her resignation offer. If such incumbent director’s resignation offer is not accepted by the Board of Directors, such director shall continue to serve until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation offer is accepted by the Board of Directors pursuant to this By-Law, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy or unfilled, newly created directorship pursuant to the provisions of Article III, Section 2 of these By-Laws or may decrease the size of the Board of Directors pursuant to the provisions of Article III, Section 1 of these By-Laws.

Section 14. Additional Required Information. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 10, Section 10A or Section 12, as applicable, of this Article II) to the Secretary at the principal executive offices of the Corporation all fully completed written questionnaires with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaires shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) will abide by the requirements of Section 13 of this Article II, (B) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (D) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the

Corporation. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. All information provided pursuant to this Section 14 shall be deemed part of the stockholder’s notice submitted pursuant to Section 10 or Section 10A, as applicable. Notwithstanding the foregoing, if any information or communication submitted pursuant to this Section 14 is inaccurate or incomplete in any material respect (as determined by the Board of Directors (or any authorized committee thereof)) such information shall be deemed not to have been provided in accordance with this Section 14.

Section 15. Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meetings of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies, qualified representatives (including rules around who qualifies as such) or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; (vi) limitations on the time allotted to questions or comments by participants; (vii) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (viii) policies and procedures with respect to the adjournment of such meeting. Subject to any rules and regulations adopted by the Board of Directors, the chairman of the meeting may convene and, for any or no reason, from time to time, adjourn and/or recess any meeting of stockholders. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall declare that a nomination or other business was not properly brought before the meeting if the facts warrant (including if a determination is made that a nomination or other business was not made or proposed, as the case may be, in accordance with Section 10, Section 10A or Section 11 of this Article II), and if such chairman should so declare, such nomination shall be disregarded or such other business shall not be transacted.

ARTICLE III

Directors

Section 1. Number, Classification and Qualification of Directors. (a) The size of the Board of Directors shall be not less than six and not more than twenty directors, with the exact number to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. No decrease in the number of authorized directors shall shorten the term of any incumbent director. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, each with a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, subject, however, to prior death, resignation, removal or departure from the Board of Directors for other cause. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders. Subject to applicable law and to the provisions of Article II of these By-Laws, any person shall be eligible for election as a director; provided that in the case of a director who is also an employee of the Corporation, any person who ceases to be an employee of the Corporation shall be disqualified from continued service as a director and such person’s term of office as a director shall automatically terminate.

(b) There shall be no limitation on the qualification of any person to be a director or on the ability of any director to vote on any matter brought before the Board or any Board committee, except (i) as required by applicable law, (ii) as set forth in the Certificate of Incorporation or (iii) as set forth in any By-Law adopted by the Board of Directors with respect to the eligibility for election as a director or the qualification for continuing service as a director upon reaching a specified age or, in the case of employee directors, with respect to the qualification for continuing service of directors upon ceasing employment from the Corporation.

Section 2. Vacancies. Unless otherwise required by law or the Certificate of Incorporation, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been appointed expires and until their successors are duly elected and qualified, or until their earlier death, resignation, removal or departure from the Board of Directors for other cause.

Section 3. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

Section 4. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, if there be one, the President, or such number of directors constituting more than one-third of the directors then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the time of the meeting, by telephone, facsimile transmission or other electronic transmission not less than twenty-four (24) hours before the time of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5. Quorum. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 6. Actions by Written Consent of the Board. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Section 7. Meetings by Means of Remote Communication. Unless otherwise provided in the Certificate of Incorporation, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

Section 8. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at meetings of the Board and of the Corporation’s stockholders. If the Chairman of the Board is not present at a meeting of the Board of Directors, the Chief Executive Officer (if separate and serving as a director) or another director chosen by or in the manner provided by the Board of Directors shall preside. If the Chairman of the Board is not present at a meeting of stockholders, the Chief Executive Officer (if separate) or another person designated by or in the manner provided by the Board of Directors shall preside. The Chairman shall have all the customary duties and responsibilities of such office.

Section 9. Committees. The Board of Directors may designate one or more other committees, each such other committee to consist of one or more of the directors of the Corporation. With respect to all Board committees, the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. With respect to all Board committees, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any Board committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each Board committee shall keep regular minutes and report to the Board of Directors when required.

Section 10. Compensation. The directors shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors or any committee thereof and shall receive such compensation for their services as directors and as members of Board committees as shall be determined by the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 11. Removal. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the shares representing a majority of the votes entitled to be cast by the Voting Stock, voting together as a single class. For purposes of these By-Laws, “Voting Stock” shall mean the then outstanding shares of capital stock entitled to vote generally in the election of directors and shall exclude any class or series of capital stock only entitled to vote in the event of dividend arrearages thereon, whether or not at the time of determination there are any dividend arrearages. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect directors of the Corporation pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in the Certificate of Incorporation, including any certificate of designations relating to any series of Preferred Stock, any such director of the Corporation so elected may be removed in accordance with the provisions of the Certificate of Incorporation, including any certificate of designations relating to any series of Preferred Stock.

ARTICLE IV

Officers

Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer, President, a Secretary and a Treasurer. The Board of Directors, in its discretion, also may choose one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law or the Certificate of Incorporation. The officers of the Corporation need not be stockholders of the Corporation nor need such officers be directors of the Corporation. The Board of Directors may determine to leave any office vacant.

Section 2. Election. The Board of Directors shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. Chief Executive Officer. The Chief Executive Officer shall have general responsibility for the management of the Corporation as provided in these By-Laws, reporting directly to the Board of Directors. The Chief Executive Officer shall have all the customary duties and responsibilities of such office, and all of the Corporation’s executive officers shall report directly to him or indirectly to him through another such executive officer who reports to him.

Section 5. President. The President may be Chief Executive Officer if so designated by the Board. If the President and Chief Executive Officer are not the same person, the President shall perform such duties and have such other powers as the Board of Directors from time to time may prescribe. At the request of the Chief Executive Officer or in the Chief Executive Officer’s absence or in the event of the Chief Executive Officer’s inability or refusal to act (and if there be no Chairman of the Board), the President, to the extent expressly authorized at such time by the Board of Directors, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board and no President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the Chief Executive Officer or in the event of the inability or refusal of the Chief Executive Officer to act, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

Section 6. Vice Presidents. Vice Presidents, if there be any, shall perform such duties and have such powers as the Board of Directors or the Chief Executive Officer from time to time may prescribe and in the absence of the President or in the event of the President’s disability or refusal to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive

Officer, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

Section 9. Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Corporation.

Section 11. Delegation. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any other provisions of this Article IV.

Section 12. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

Stock

Section 1. Uncertificated and Certificated Shares; Form of Certificates. Effective at such time as the Chief Executive Officer, President or any Vice President or the Treasurer of the Corporation, if so authorized by resolution of the Board of Directors, designates in writing to the Corporate Secretary and any transfer agents of the Corporation with respect to any class of stock of the Corporation, the shares of such class shall be uncertificated shares, provided that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

Section 2. Signatures. Any or all of the signatures on a certificate may be a facsimile or otherwise electronic signatures. In case any officer, transfer agent or registrar who has signed or whose facsimile or otherwise electronic signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. Any officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, such officer may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner’s legal representative, to advertise the same in such manner as such officer shall require and/or to give the Corporation a bond in such sum as such officer may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named as the holder thereof on the stock records of the Corporation by such person’s attorney lawfully constituted in writing, and in the case of shares represented by a certificate upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the

Corporation by an entry showing from and to whom transferred. To the extent designated by the Chief Executive Officer, President or any Vice President or the Treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.

Section 5. Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

ARTICLE VI

Notices

Section 1. Notices. Whenever notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Except as otherwise required by law (including Section 232 of the DGCL), notice may also be given personally, or by courier, telephone, electronic mail, facsimile transmission, cable, internet or other electronic transmission. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Telephone notice shall be deemed to be given when such person or his or her agent is personally given such notice in a telephone call to which such person or his or her agent is a party. Electronic mail notice shall be deemed to be given when directed to an electronic mail address at which such person has consented to receive notice. Facsimile transmission notice shall be deemed to be given when directed to a number at which such person has consented to receive notice.

Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting (including, in the case of a stockholder, by proxy) shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

General Provisions

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 6 of Article II hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4. Corporate Seal. The corporate seal, if any, shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile or otherwise electronic transmission thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

Indemnification

Section 1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or while a director, officer or employee of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (any director or officer of the Corporation or director, officer or employee of the Corporation so serving at the request of the Corporation being referred to hereinafter as an “Indemnified Person”), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made, with respect to a claimant who is a director or officer at the time of such determination, (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a Change of Control (as defined below), in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. To the extent, however, that a present or former director or officer or any other Indemnified Person of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case; provided, however, that, any Indemnified Person who is not a current or former director or officer (as such term is defined in the final sentence of Section 145(c)(1) of the DGCL) shall be entitled to indemnification under this Article VIII only if such indemnitee has satisfied the standard of conduct required for indemnification under Section 145(a) or Section 145(b) of the DGCL, as applicable. For purposes of this Section 3 of this Article VIII, a “Change of Control” will be deemed to have occurred if, with respect to any particular 24-month period, the individuals who, at the beginning of such 24-month period, constituted the Board of Directors (the “incumbent board”), cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the beginning of such 24-month period whose election, or nomination for election by the stockholders of the Corporation, was approved by a vote of at least a majority of the directors then comprising the incumbent board shall be considered as though such individual were a member of the incumbent board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors.

Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be.

Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any Indemnified Person may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the Indemnified Person is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Indemnified Person seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the Indemnified Person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6. Expenses Payable in Advance. Expenses incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, vote of stockholders or Disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any Indemnified Person against any liability asserted against such person and incurred by such person by reason of the fact that such person is or was a director or officer of the Corporation or, while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

Section 9. Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII. For purposes of this Article VIII, references to “Independent Counsel” shall mean a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this By-Law. For purposes of this Article VIII, “Disinterested Director” shall mean a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

Section 10. Contractual Nature, Vesting, and Survival of Rights to Indemnification and Advancement of Expenses. The rights to indemnification and advancement of expenses conferred upon or granted to Indemnified Persons in or pursuant to this By-Law or other By-Laws shall be contract rights that vest at the time of such person’s service to or at the request of the Corporation and such rights shall continue as to an Indemnified Person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the Indemnified Person’s heirs, executors and administrators. Any amendment, modification, alteration or repeal of this By-Law that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an Indemnified Person or his or her successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any Indemnified Person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

ARTICLE IX

Amendments

Section 1. Amendments. These By-Laws may be altered, amended or repealed, in whole or in part, and new By-Laws may be adopted (i) by the affirmative vote of the shares representing a majority of the votes entitled to be cast by the Voting Stock; provided, however, that any proposed alteration, amendment or repeal of, or the adoption of any By-Law inconsistent with, Section 3, 7, 10, 11, 12 or 13 of Article II of these By-Laws or Section 1, 2 or 11 of Article III of these By-Laws or this sentence, by the stockholders shall require the affirmative vote of shares representing not less than 80% of the votes entitled to be cast by the Voting Stock; and provided further, however, that in the case of any such stockholder action at a meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of the new By-Law or By-Laws must be contained in the notice of such meeting, or (ii) by action of the Board of Directors of the Corporation; provided, however, that the case of any such action at a meeting of the Board of Directors, notice of the proposed alteration, amendment, repeal or adoption of the new By-Law or By-Laws must be given not less than two days prior to the meeting. The provisions of this Section 1 are subject to any provisions requiring a greater vote that are set forth in the Certificate of Incorporation.

Section 2. Entire Board of Directors. As used in these By-Laws generally, the term “entire Board of Directors” means the total number of directors the Corporation would have if there were no vacancies.

Effective as of December 9, 2022